**Consent of Independent Registered Public Accounting Firm**

We have issued our report dated May 23, 2008, with respect to the consolidated financial statements, schedule and internal controls over financial reporting included in the Annual Report of Jinpan International Limited and its subsidiaries included in Form 20-F for the year ended December 31, 2007 which are incorporated by reference in this Registration Statement on Form F-3. We consent to the reference to us under the heading "Experts" in such Registration Statement on Form F-3.

Grant Thornton
Hong Kong
June 19, 2008